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                                                                   EXHIBIT 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of JP Foodservice, Inc. of our report dated August 2, 1995 appearing on page F-1 of JP Foodservice, Inc.'s Annual Report on Form 10-K for the year ended July 1, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP
Baltimore, Maryland

July 30, 1996